UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2008

INTERNATIONAL RECTIFIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7935	95-1528961
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

233 Kansas Street
El Segundo, California		90245
(Address of principal executive offices)		(Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02(d) Election of Director

A. (1) On May 12, 2008, the Board of Directors (“Board”) of International Rectifier Corporation (the “Company”) elected Ms. Mary B. Cranston as a member of the Board.  Ms. Cranston was elected to the Class One term of the Board, expiring at the Company’s next annual meeting, for its fiscal year ending June 30, 2007.

Ms. Cranston, age 60, is currently a Senior Partner and Chair Emeritus of Pillsbury Winthrop Shaw Pittman LLP, a Global 100 international law firm. Ms. Cranston was the Chief Executive Officer of the Pillsbury firm from 1998 through April 2006, and Chair of that firm from 1998 through December 2006.    Prior to becoming the Chair and Chief Executive Officer, Ms Cranston was the litigation practice leader for the firm.  Ms. Cranston began her career at Pillsbury Winthrop Shaw Pittman LLP in 1975. Ms. Cranston is a member of the Board of Directors of Visa Inc., Juniper Networks Inc. and GrafTech International, and has served in these capacities since October 2007, November 2007, and January 2000, respectively.

 (2) There was and is no arrangement or understanding between Ms. Cranston and any other persons pursuant to which Ms. Cranston was selected as a director.

(3) Ms. Cranston has been determined by the Board to be “independent” within the meaning of the New York Stock Exchange definition of that term.  Ms. Cranston is expected to serve as a member of the Board’s Corporate Governance and Nominating Committee.

(4) There have been no transactions, and no transactions are proposed, by Ms. Cranston with related persons as defined by Item 404(a) of Regulation S-K.

(5) Ms. Cranston will receive an annual retainer of $50,000, payable quarterly in arrears, and fees of $2000 for each Board meeting and $1000 for each committee meeting attended in person and $500 for each Board and committee meeting attended by telephone. Ms. Cranston will receive an initial grant of 20,000 stock options, dated and at an exercise price per share equal to the closing price of a share of Company stock on the New York Stock Exchange on the third business day after the date on which the Company has filed all of its then due financial reports with the Securities and Exchange Commission. Ms. Cranston also will be entitled to the benefit of such other annual grants of stock options, incidental fees and reimbursement practices currently in place for the independent members of the Board.

Item 7.01.           Regulation FD Disclosure.

On May 15, 2008, the Company issued a press release announcing the appointment of Mary B. Cranston as a member of the Company’s Board of Directors. A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this report on Form 8-K, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.  The furnishing of the information in this Item 7.01 of this report is not intended to and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

Item 9.01.           Financial Statements and Exhibits.

(d)                                                                                                 Exhibits

Exhibit Number	Description

99.1	Press release of International Rectifier Corporation, dated May 15, 2008, announcing the appointment of Mary B. Cranston as a member of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL RECTIFIER
CORPORATION

Date: May 15, 2008	By	/s/ Donald R. Dancer
Donald R. Dancer,
Executive Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release of International Rectifier Corporation, dated May 15, 2008, announcing the appointment of Mary B. Cranston as a member of the Company’s Board of Directors.